As filed with the Securities and Exchange Commission on September 1, 2000
                     Registration Statement No. 333-_______

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

         --------------------------------------------------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

         --------------------------------------------------------------

                              SPEEDECLAIM.COM, INC.
                 (Name of Small Business Issuer in its Charter)


       Nevada                          737                       88-0454486
(State or jurisdiction     (Primary Standard Industrial      (I.R.S. Employer
 of incorporation or        Classification Code Number)     Identification No.)
    organization)

 2000-1066 West Hastings Street, Vancouver, B.C., Canada V6E 2X3 (604) 601-8233
 ------------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

      Corporate Services of Nevada, 502 North Division Street, Carson City,
                           Nevada 89703 (775) 883-3711
            (Name, address and telephone number of agent for service)


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, please check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

----------------------------- -------------------- ----------------------- ----------------------- -------------------
                                                      Proposed Maximum        Proposed Maximum
   Title of Each Class of        Amount to be        Offering Price per      Aggregate Offering        Amount of
Securities to be Registered       Registered              Unit (1)                 Price            Registration Fee
----------------------------- -------------------- ----------------------- ----------------------- -------------------
----------------------------- -------------------- ----------------------- ----------------------- -------------------
Units (2)                     100,000 Units                         $5.00                $500,000             $132.00
----------------------------- -------------------- ----------------------- ----------------------- -------------------
----------------------------- -------------------- ----------------------- ----------------------- -------------------
Common Stock, $0.001 Par      100,000 Shares                        $6.00                $600,000             $159.00
----------------------------- -------------------- ----------------------- ----------------------- -------------------
----------------------------- -------------------- ----------------------- ----------------------- -------------------
Common Stock, $0.001 Par      100,000 Shares                       $10.00              $1,000,000             $264.00
----------------------------- -------------------- ----------------------- ----------------------- -------------------
----------------------------- -------------------- ----------------------- ----------------------- -------------------
Class A Warrants (6)          100,000 Warrants                          0                       0                   0
----------------------------- -------------------- ----------------------- ----------------------- -------------------
----------------------------- -------------------- ----------------------- ----------------------- -------------------
Class B Warrants (6)          100,000 Warrants                          0                       0                   0
----------------------------- -------------------- ----------------------- ----------------------- -------------------
----------------------------- -------------------- ----------------------- ----------------------- -------------------

----------------------------- -------------------- ----------------------- ----------------------- -------------------
----------------------------- -------------------- ----------------------------------------------- -------------------
                                                                     Total Registration Fee                   $555.00
----------------------------- -------------------- ----------------------------------------------- -------------------

         (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) based on a bona fide estimate of the maximum offering price.
         (2) Consisting of one share of common stock, $.001 par value, one Class A warrant and one Class B warrant, each exercisable to purchase one share of common stock.

         (3)      Issuable  upon  exercise  of the Class A Warrants  included  as part of the Units  offered  herein to the public.

         (4)      Issuable  upon  exercise of the Class B  Warrants  included  as part of the Units  offered  herein to the public.
         (5) The  maximum  number  of  Class A or  Class B  redeemable  purchase warrants (a maximum of 100,000  warrants for each class)  contained in the units being offered. The warrants are immediately detachable and tradeable.

                                                ---------------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                SUBJECT TO COMPLETION, DATED SEPTEMBER ___, 2000

                              SPEEDECLAIM.COM, INC.
                                  100,000 Units
      (Each unit consists of 1 share of common stock, 1 Class A redeemable purchase warrant and 1 Class B redeemable purchase warrant)
================================================================================

We are offering a minimum of 50,000 units and a maximum of 100,000 units.

o You may exercise the Class A and B warrants for a 6 month and 12 month period respectively, commencing on the closing of the offering.

o You are entitled to purchase one share of common stock at $6.00 per share for each Class A warrant exercised and one share of common stock at $10.00 per share for each Class B warrant exercised.

o No public market exists for the units, common stock and redeemable warrants.

THESE SECURITIES ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE DILUTION. PURCHASE OF THESE SECURITIES SHOULD BE CONSIDERED ONLY BY THOSE PERSONS WHO CAN SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF FACTS YOU SHOULD CONSIDER BEFORE INVESTING.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION, INCLUDING THE BRITISH COLUMBIA SECURITIES COMMISSION, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================ ====================== ============================== ========================
                                 ===================                                      Total of Maximum
                                      Per Unit          Total of Minimum Offering             Offering
Public offering price:                  $5.00                     $250,000                    $500,000
================================ ====================== ============================== ========================

o We will terminate the offering period on December 31, 2000 unless we extend it for an additional 90 days to March 31, 2001. We may terminate the offering if the units are sold before the end of the offering period or if we decide to terminate it earlier.

o We are offering these units directly to you without the assistance of an underwriter. We will receive all the proceeds from the offering less offering expenses.

o We will deposit all funds received from investors in a non-interest bearing escrow account. The escrow agent will release the funds to us only if we collect at least $250,000 during the offering period.

o If we do not sell at least 50,000 units before expiration of the offering period, we will fully refund all funds received from you without interest.

     The date of this Prospectus is September __, 2000.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

CALCULATION OF REGISTRATION FEE ............................     ii
PROSPECTUS SUMMARY .........................................      3
RISK FACTORS ...............................................      4
USE OF PROCEEDS ............................................     15
DETERMINATION OF OFFERING PRICE ............................     15
DILUTION ...................................................     16
SELLING SECURITY HOLDERS ...................................     17
PLAN OF DISTRIBUTION .......................................     17
LEGAL PROCEEDINGS ..........................................     18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS     18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL ...................     20
OWNERS AND MANAGEMENT ......................................     20
DESCRIPTION OF SECURITIES AND UNITS ........................     21
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
   SECURITIES ACT LIABILITIES ..............................     24
DESCRIPTION OF BUSINESS ....................................     24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS ...............................     32
DESCRIPTION OF PROPERTY ....................................     34
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...     35
EXECUTIVE COMPENSATION .....................................     35
FINANCIAL STATEMENTS .......................................     38
CHANGES IN AND DISAGREEMENTS WITH  ACCOUNTANTS ON ACCOUNTING
   AND FINANCIAL DISCLOSURE ................................     47
LEGAL OPINION ..............................................     47
EXPERTS ....................................................     47
HOW YOU CAN GET MORE INFORMATION ABOUT US ..................     47

                               PROSPECTUS SUMMARY

         We have prepared this summary to assist you in your review of this document. This summary highlights what we believe are the significant aspects of our business and this offering. However, this summary does not include all of the information in this document that may be important to you. You should carefully read this entire document, including the specific risks described in the "RISK FACTORS" section beginning on page 4 and the other documents to which we refer, and the financial statements including the notes. For more information about the Company, see "HOW YOU CAN GET MORE INFORMATION ABOUT US."

Speedeclaim.com

We have developed a comprehensive business to business software application that will provide the auto glass industry with seamless insurance claim, parts order processing and instant video-claims approval via the Internet. Currently, we offer a fully integrated e-commerce claims processing and management software that reduces the average cost to process an auto glass insurance claim by as much as 65%.

Our software incorporates all the functionality required to successfully conduct e-commerce on the Internet from the subscriber's browser. Initially, we hope to be able to provide our system to over 1,600 auto glass retail and wholesale stores through a proposed joint venture agreement with the Independent Glass Association (the "IGA") and its buying consortium AmeriGlass Inc.

We are currently negotiating with the IGA to sign a letter of intent for a joint venture agreement whereby we will provide our system to over 1,600 IGA independent retail glass stores. The IGA will provide us with their industry expertise and specific functional requirements for our software as well as introductions to various insurance companies. We expect to provide our system to the IGA members free of charge and we will absorb the development costs specific to the IGA's functional requirements. We anticipate the letter of intent will be complete before August 30, 2000 with the development of our system completed before the end of year 2000.

Approximately eleven million windshields are replaced each year in the United States alone, at a cost of over $4.8 billion per year and insurance companies pay a $15 to $50 processing fee per claim to network call centers. The auto glass industry and the associated auto glass insurers have all expressed a need for an online claims processing system that is significantly more cost effective than the existing system.

Speedeclaim was incorporated under the laws of the State of Nevada on March 14, 2000. Our offices are located at 1066 West Hastings Street, Vancouver, B.C., Canada V6E 2X3. The telephone number is (604) 601-8233.

The Offering

Units                                         100,000 units (maximum offering)
                                              50,000 units (minimum offering)

Common Stock to be outstanding
after this Offering                           6,102,000 shares (maximum offering)
                                              6,052,000 shares (minimum offering)

Use of Proceeds
(maximum or minimum offering)                 working capital and other general corporate purposes

Each unit contains one share of common stock, one Class A redeemable common stock purchase warrant which entitles the holder to purchase one share of common stock at a price of $6.00 per share, and one Class B redeemable common stock purchase warrant which entitles the holder to purchase one share of common stock at a price of $10.00 per share. See "DESCRIPTION OF UNITS".

We are offering the units directly to the public without using an underwriter. The offering is made on a "best efforts all or none" basis with respect to the first 50,000 units and on a "best efforts only" basis with respect to the remaining 50,000 units. Investors must make full payment for their purchases by check made payable to "Securities Transfer Corporation as escrow agent for Speedeclaim.com, Inc."

                                  RISK FACTORS

In addition to the other information specified in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and our business before purchasing any of the units. A Purchase of the units is speculative in nature and involves numerous risks. No purchase of the units should be made by any person who cannot afford to lose the entire amount of such investment.

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STAEMENTS THAT INVOLVE RISKS AND UNCERTAINIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A REUSLT OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIFED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE PURCHASERS OF UNITS MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMETNS IN THE COMPANY. THE ORDER IN WHICH THE FOLLOWING RISK FACTORS ARE PRESENTED IS ARBITRARY, AND THE PROSPECTIVE PURCHASERS OF THE UNITS SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN THE OTHER RISK FACTORS.

Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward looking statements will be achieved. The following matters constitute cautionary statements, identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of the direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.


We have limited resources, have sustained losses since our inception and expect to continue to do so.

As of June 30, 2000, we had working capital of $7,308 and incurred losses totaling approximately $570,418. We are dependent upon the proceeds of this offering to implement our business plan. Since we are in the developmental stage and have no share of the Internet market, we may incur losses for a long time.


We have a short operating history upon which you can judge our prospects.

We are a recently organized company and have no significant operating history or operating revenues. In order to be successful, we must contract with insurance claim companies to generate transaction fees, attract a significant number of users to the website and database delivered through our website and generate significant e-commerce revenues.

Specifically, as an early stage entity in the rapidly evolving market for Internet services, we will face numerous risks and uncertainties including our ability to:

o        anticipate and adapt to changing Internet technologies;
o        attract a substantial number of users to the Speedeclai6m system;
o        generate significant ecommerce revenues;
o        develop a sales force;
o        implement sales and marketing initiatives;
o        attract, retain and motivate qualified personnel;
o        respond and adjust to actions taken by competitors;
o build an operations and technical infrastructure to effectively manage growth; and
o        integrate new technologies and services.

We have a major task ahead of us and may not be successful in achieving our goals.



Since we are new and small, we face significant competition from established Internet and industry players and others.

The market for Internet business-to-business commerce software and services is relatively new, intensely competitive, quickly evolving and subject to rapid technological change. We expect competition will increase in the future.
However, as yet no company competes directly with our Internet-based `distributed client server' claims resolution, and part ordering system. There are companies such as Mitchell and PPG Linx that offer expensive electronic data interchange (EDI) claims processing software that must be installed and operated at the customer site. These are seen as competitive products but do not address comprehensive claims processing via the Internet. The Internet industry is, and you can expect it to remain, highly competitive for the following reasons, among others:

o        there are no substantial barriers to entry into this arena;
o        the number of businesses competing for users;
o the spending of Internet advertisers and e-commerce marketers has increased significantly; and
o        industry consolidation.

We expect that this increased competition will result in:

o        less usage of our services; and
o        reduced margins or loss of market share.

If any of these factors occur, they would obviously have a negative effect on our business, results of operations and financial condition.

Our competitors include:

o in-house custom solutions built by a national glass chain's information technology group; and
o products and components offered by companies such as GTS, IBS, Quest, PPG Linx and Mitchell.

Other potential competitors have not yet made a transition to the Internet and have not addressed the commercial aspects of an Internet solution. The emergence of the Internet and the creation and adoption of new standards such as Extensible Mark-up Language (XML) are creating a new group of competitors. Some of these competitors are large companies (e.g., IBM) who have greater name recognition and more resources at their disposal.

Many of our existing potential competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. This may allow them to devote greater resources than we can to the development and promotion of their services.

These competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, distribution partners, and advertisers and e-commerce partners. Our competitors may develop services that are equal or superior to ours or that achieve greater market acceptance than ours. Competitive factors in the Internet-based software and services markets include innovative technology, breadth of product features, product quality, communications, marketing, distribution resources, customer service and support and price. While we believe that its experience to date demonstrates its ability to compete, there can be no assurance that the company will be able to compete successfully against current or future competitors.

If we do not partner with the IGA, our chances for success will be severely diminished.

Our business model is dependent on acceptance and the use of our system by auto glass retail and wholesale stores and the insurance companies. We are currently in the process of negotiating an agreement with the IGA to implement our system. If we are unsuccessful in achieving such a partnership, it will be difficult for us to obtain subscribers for our system.

Each glass vendor must have Internet access.

Our business model assumes that the retail glass vendor has access to the Internet. Notwithstanding the fact that we will provide free access to the system, the system only works if the user has a computer and video capability. We do not intend to give away the computer hardware necessary to use the system.

We need to grow and manage our growth to become profitable.

If we do not grow, we will probably not become profitable. However, if we grow, develop and increase the size of our business, the demands on our operational systems will also increase. We will be required to further develop our operational and financial systems and managerial controls and procedures. We will also then need to expand, train and manage a team of staff. We do not currently have the resources for this type of expansion and may not be successful in our expansion efforts. Accordingly, we will limit or even entirely negate our chances to be profitable if we do not grow or if we cannot manage our growth.

We are understaffed and we may not be able to accomplish our goals unless we get additional help.

We are currently understaffed. If we raise the money from the offering, our plan is to hire additional employees. We may not be able to attract qualified individuals to join us.

If we lose the services of David Whyte, Dennis Rohel or Alastair King, our chances of success will be diminished.

We are heavily dependent on the efforts of our limited staff, especially our executive officers. The loss of the services of any of these individuals, especially Mr. Whyte, would be devastating to our plans and significantly diminish our chances of success. Although we have employment agreements with Messrs. Whyte, Rohel and King, there is no guarantee that such individuals will complete their terms of employment with the Company. See "EXECUTIVE COMPENSATION". We do not have key man life insurance coverage on Messrs. Whyte, Rohel or King. Furthermore, none of Messrs. Whyte, Rohel or King has ever managed a company together.

If the growth of the Internet slows down, we will not be as profitable as we currently project.

Our future success is substantially dependent on the continued growth in the use of the Internet. The Internet is relatively new and is rapidly changing. Our business would be adversely affected if Internet usage does not continue to grow. This usage may be inhibited for a number of reasons, such as the Internet infrastructure not being able to support the demands placed on it, or its performance and reliability may decline as usage grows. Similarly, an adverse affect may be caused by privacy concerns, or by security and authentication concerns with respect to transmission over the Internet of confidential information, such as credit card numbers, and attempts by unauthorized computer users to penetrate online security systems.

If the Internet industry slows down, we will experience a lower than expected number of Internet users using our services. This slow down would in turn decrease the attractiveness of our Internet software and database application platform to potential customers and result in a reduction in revenues. In addition, an Internet industry slow down would result in a reduction in the number of independent glass stores requiring Internet services and therefore reduce the revenues we receive by providing Internet services to these businesses.

In order to keep up with technological advances, we may have to incur additional costs to modify services or infrastructure.

Our market is characterized by rapidly changing technologies, evolving industry standards, frequent new service introductions and changing customer demands. To be successful, we must adapt to a rapidly evolving market by continually enhancing our infrastructure, technology, information and services to fulfill our users' needs. We could incur additional costs if it becomes necessary to modify services, technology or infrastructure in order to adapt to these or other changes affecting providers of Internet services. Our business, results of operations and financial condition could be materially adversely affected if we incur significant costs to adapt, or if we cannot adapt, to these changes.

The impact of governmental regulation may increase our costs and impede our growth.

There is an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to:

o the Internet relating to liability for information retrieved from or transmitted over the Internet;
o        online content regulation;
o        user privacy;
o        taxation; and
o        Quality of products and services.

Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

We may be liable for information retrieved from our websites and the Internet.

Users may access contents on our websites or the websites of our future partners. Those contents may then be downloaded by users and transmitted to others over the Internet. This users transmittal of contents found on our websites could result in claims against us based upon a variety of theories, including negligence, copyright or trademark infringement or other theories based upon the nature, publication and distribution of this content. These types of claims have been brought, sometimes successfully, against providers of Internet services in the past. We could also be exposed to liability with respect to third party content that may be posted by users in chat rooms or message boards. It is also possible that if any information, including information deemed to constitute professional advice such as legal, or financial, or provided on our system contains errors or false or misleading information, third parties could make claims against us for losses incurred in reliance upon such information. In addition, our websites contains annotated links to other websites. As a result, we may be subject to claims alleging that, by directly or indirectly providing links to other websites, we are liable for copyright or trademark infringement or wrongful actions of third parties through their respective websites. While we will attempt to reduce our exposure to potential liability, the enforceability and effectiveness of such measures are uncertain. Even to the extent that such claims do not result in liability to us, we could incur significant costs in investigating and defending against such claims. Potential liability for information disseminated through us could lead us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of our service to users.

If we do not develop an effective sales force, we may not generate significant revenues or become profitable.

We currently have 14 employees and 1 sales team member. In order to grow, we must develop an internal sales team. Our ability to do so successfully involves a number of factors. They include:

o        the competition in hiring and retaining sales personnel;
o        our ability to integrate and motivate sales personnel; and
o the length of time it takes for new sales personnel to become effective.

Our failure to develop and maintain an effective advertising sales team would certainly have a negative effect upon our business prospects.

Our services are susceptible to disruptive problems, failures and damages to our systems.

The technical performance of our network, software and hardware systems is critical to our business and reputation, and to our ability to attract users, advertisers and ecommerce partners. Any network, software or hardware systems failure, including computer viruses, electronic break-ins or other similar disruptions and failure, that causes an interruption in our service or a decrease in our responsiveness could result in reduced usage and reduced revenue. These failures could negatively effect our reputation and operations. We must be able to accommodate a high volume of traffic and may experience slower response times for a variety of reasons. An increase in volume of users accessing our system could lead to systems failures or slower response times and ultimately reduce revenues. Our users may become dissatisfied by any system failure that interrupts our ability to provide services to them. In addition, our users will depend on a third party Internet service provider for access to our system. This provider may in the future experience significant outages, delays and other difficulties due to system failures unrelated to our systems. Moreover, the Internet infrastructure, in general, may not be able to support continued growth in its use. These are factors, events and occurrences over which we have no control. Yet, they can have a negative impact on our business.

Any revenues received in Canadian dollars would decrease in value because of the unfavorable currency exchange rate.

Although our operations are located in Canada, we do not intend to do business in Canada as our system is not compatible with the Canadian auto insurance process. Moreover, any revenue generated will be paid to our U.S. bank account. However, to the extent that we recognize any revenues in Canadian dollars, the continued lowering of the value of the Canadian dollar vis-a-vis the US dollar may have a materially adverse effect on our business, results of operations and financial condition.

Because no one is obligated to purchase the units, we cannot be certain that even the minimum offering will be sold.

No person or entity, including us or our officers and directors, has committed to purchase any of the units. So there is no assurance that we will be successful in selling the units. The offering period will terminate on December 31, 2000 unless we extend it for an additional 90 days to March 31, 2001. We can terminate the offering earlier if the 100,000 units are sold before the end of the offering period, as extended, or if we decide to terminate it earlier. We are making this offer on a "best efforts, all or none" basis for the first 50,000 units and on a "best effort only" basis only for the remaining 50,000 units. Your monies will be deposited in an escrow account. If we do not sell at least 50,000 units by December 31, 2000 or by the extended date of March 31, 2001, your monies will be refunded without interest. In that case, you may not have use of your moneys for up to 180 days. If we sell only the minimum offering of 50,000 units, we will receive net proceeds of approximately $250,000. If we receive only that amount, or insignificantly more, it is likely that we will need further financing in the near future. We may not be able to obtain this financing at reasonable terms or even at all.

Even if the offering is successful, we may not have the financial resources necessary to achieve our business strategy.

The offering is expected to net us approximately $450,000 for working capital purposes. Even if we are successful in obtaining such amount, there is no guarantee that said amount will be sufficient for our operations. If additional funds are raised by the issuance of equity securities, then existing shareholders will experience dilution of their ownership interest. If additional funds are raised by the issuance of debt or other instruments, we may be subject to certain limitations on our operations and the issuance of such securities may have rights senior to those of the then existing holders of common stock. If adequate funds are not available or not available on acceptable terms, we may be unable to fund expansion, develop our business operations or respond to competitive pressures.

Because we are attempting to sell the units without the aid of an underwriter, our chances of success are reduced and you do not have an underwriter's expertise to evaluate us.

We are not experienced in the business of selling securities. We may, therefore, not be able to complete the minimum offering. In addition to providing selling expertise, an underwriter is also required to conduct a due diligence evaluation of any company whose securities it underwrites. In this situation, there is no underwriter, and no one is providing due diligence evaluations on your behalf.

We may redeem the warrants and this may dilute our existing shareholders.

We may redeem the warrants at a price of $0.01 per warrant upon 30 days' prior written notice to the holders thereof, if the average closing bid price of our common stock for any 7 trading days during a 10 consecutive trading days period is greater than 20% above the respective exercise price.

If we redeem the warrants, warrant holders will have thirty days during which they may exercise their rights to purchase shares of common stock. In the event a current prospectus is not available, the warrants may not be exercised and we will not be precluded from redeeming the warrants. If holders of the warrants elect not to exercise them upon notice of redemption thereof, and the warrants are subsequently redeemed prior to exercise, the holders thereof would lose the benefit of the difference between the market price of the underlying common stock as of such date and the exercise price of such warrants, as well as any possible future price appreciation in the common stock. As a result of an exercise of the warrants, existing shareholders would be diluted and the market price of the common stock may be adversely affected. If a warrant holder fails to exercise his rights under the warrants prior to the date set for redemption, then the warrant holder will be entitled to received only the redemption price, $0.01 per warrant.

Management and principal shareholders have complete control over our company and investors may not have an effective voice in the management of our company.

If we complete the minimum offering, our current management and principal shareholders will own approximately 83.2% of the outstanding shares of our common stock on a fully diluted basis. Similarly, if we complete the maximum offering, they will own approximately 82.4% of the outstanding shares of our common stock on a fully diluted basis. Accordingly, in either case, they will be able to control the management policies and conduct of our business.

Shares eligible for sale after the offering is completed could negatively affect our stock prices.

The prevailing market price of our units, common stock and warrants after we complete the offering could be adversely affected by sales of common stock by the holders of our common stock already outstanding, or the perception that these sales may occur.

All of the 6,002,000 shares of our outstanding common stock are "restricted securities", and, after being held for a period of one year, may be sold in compliance with Rule 144 of the Securities Act. Rule 144 provides, in essence, that a person after holding "restricted securities" for a period of one (1) year, may sell an amount that does not exceed:

o more than one percent of the Company's shares then outstanding within any three month period, (i.e. one percent would equal 60,020 shares as of the date of this Prospectus, 60,520 shares immediately after the successful completion of the minimum offering, and 61,020 shares immediately after the successful completion of the maximum offering. (This 1% calculation does not include any exercise of the redeemable purchase warrants offered by us); or

o the average weekly trading volume during the 4 weeks before any sale under Rule 144.

Further, under Rule 144, the amount of "restricted securities" which a person, who is not an affiliate of our company, may sell is not limited when his or her shares are held for over two (2) years.

If the sale of our shares under Rule 144 has a depressive effect upon the market price of our securities, we could have difficulty in raising additional capital through the issuance of more securities. Finally, the exercise of the warrants, may also have a depressive effect upon the market price of our common stock, should one exist.

You may not be able to sell our securities unless a public market develops for them.

Prior to this offering, there has been no public market for any of our securities and we are not certain that an active trading market for the securities offered will develop or be sustained after this offering. We anticipate that, after we complete the offering, the units, common stock and the warrants will be eligible for listing on the NASD Over-the-Counter Electronic Bulletin Board. If for any reason, however, our securities are not eligible for continued listing or a public trading market does not develop, you may have difficulty selling your securities should you desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, trading, if any, in our securities would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

We determined our own unit prices and the exercise prices for the warrants.

 On our own, we determined the initial public offering price of the units, as well as the exercise price of the warrants using a number of factors. We considered our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in activities similar to ours and the general conditions of the securities market. They are not predictive of the market price for the units, common stock or the redeemable purchase warrants in the trading market after this offering. You should be aware that the market price of the securities may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations especially the securities of Internet-related companies.

You will suffer immediate and substantial dilution.

The offering price per unit in this offering significantly exceeds the net tangible book value per common share. Accordingly, investors purchasing the units in this offering will suffer immediate and substantial dilution of their investment.

Our securities might be referred to as "penny stocks" which are not perceived favorably in the market place.

The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must:

o make a special suitability determination for the purchase of such securities;
o have received the purchaser's written consent to the transaction prior to the purchase;
o deliver to the purchaser, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;
o disclose to the purchaser the commission payable to the broker-dealer and the registered representative;
o        provide the purchaser with current quotations for the securities;
o if the broker-dealer is the sole market maker, he must disclose that fact to the purchaser and his presumed control over the market; and
o provide the purchaser with monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities in the secondary market, if one is formed.

Our management has broad discretion over the use of the proceeds raised in the offering.

We intend to use all of the net proceeds of the offering (either minimum or maximum) for working capital and general corporate purposes. Accordingly, our management will have broad discretion as to the application of such proceeds. In this regard, a portion of the funds allocated to working capital will be utilized to pay the salaries of our officers and you do not know if, when or how often their salaries will be increased.

You cannot exercise the warrants if we do not have a current prospectus.

The warrants are exercisable only if a current prospectus is then in effect, and only if such shares are qualified for sale under applicable state securities laws of the states in which the redeemable purchase warrant holders reside. We have no contractual obligation to maintain an effective registration statement and therefore a warrant holder may not be able to exercise the warrants when desired to do so. As of the date of this prospectus, our units, common stock and warrants have been qualified in the States of New York and Florida only. Accordingly, residents of only New York and Florida (or non U.S. residents) can currently exercise warrants.

Our redemption of the warrants may force holders to make an investment decision before they are ready.

The warrants are subject to redemption after the completion of this offering and during the remainder of the term of the warrants. If we decide to redeem the warrants, holders will lose their rights to purchase shares of common stock issuable upon exercise unless the warrants are exercised before they are redeemed. Holders may be forced to make an investment decision regarding their warrants before they are ready to do so if we send a notice of redemption. Although it is not our intention to do so, we can send the notice when our prospectus is not current. Holders would then not be able to exercise the warrants even if they desired to do so.

Control by Existing Stockholders; Anti-Takeover Provisions.

Our directors, officers and principal (greater than 5%) stockholders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 84.7% of the Company's outstanding common stock on a fully diluted basis. Certain principal stockholders are directors or executive officers of the Company. As a result of such ownership, these stockholders may be able to exert significant influence, or even control, matters requiring approval by the stockholders of the Company, including the election of directors. In addition, certain provisions of Nevada law and of the Company's Articles of Incorporation and By-laws could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.


No Foreseeable Dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future; but, rather, we plan to retain earnings, if any, for the operation and expansion of our business. Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors that the Board considers relevant.

Federal Income Tax Consequences.

We have obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of the purchase or sale of Shares by the selling stockholders. Consequently, investors must evaluate for themselves the income tax implications which attach to their purchase, and any subsequent sale, of the units.

                                 USE OF PROCEEDS

After deduction of the estimated expenses of the issuance and distribution of the securities we will receive net proceeds of approximately $200,000 if we are successful in completing the minimum offering, and $450,000 if we are successful in completing the maximum offering. If we are successful in completing either the minimum or maximum offering, we intend to use the net proceeds thereof for working capital, including paying our key officers accrued salary, and other general corporate purposes. We may also use a portion of the proceeds for strategic alliances and acquisitions. We have not yet determined the amount of net proceeds to be used specifically for each of these purposes. Therefore, our management will have significant flexibility in applying the net proceeds of either the minimum or maximum offering. We anticipate applying the proceeds of this offering as soon as they are available (i.e. completion of the minimum offering) and continuing over the following 12 months. We believe that the proceeds of the maximum offering will be sufficient to satisfy our requirements over this period without the necessity of obtaining additional funds. However, we believe that if only the minimum offering is completed, additional funds may be required which may not be available to us, or, if available, not on reasonable terms. In addition, if we experience a change in circumstances or business conditions we may need additional financing even if the maximum offering is completed. Finally, any proceeds which we receive from the exercise of the warrants shall be applied to working capital.

                         DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the public offering price of the units and the exercise prices of the warrants based upon various considerations including market conditions and the perceived reception of the offering price and exercise prices by potential investors. The public offering price and the exercise prices do not bear any relationship to assets, book value or any other traditionally recognized indications of value.

                                    DILUTION

Our net tangible book value as of June 30, 2000 (based on the 6,002,000 shares outstanding) was approximately $0.02 per share of common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the total number of outstanding shares of common stock at June 30, 2000. If we assume the sale of the minimum number of units offered, 50,000, the pro forma net tangible book value per share as of June 30, 2000 would be approximately $ 0.06. This would result in an immediate dilution to new shareholders (i.e. the difference between the purchase price of the units, assuming no value assigned to the warrants, and the net tangible book value per share after the minimum offering) of $4.94 per share, or approximately 99% of the purchase price.

Alternatively, if we assume the sale of the maximum number of units being offered, 100,000, the pro forma net tangible book value per share as of June 30, 2000 would be approximately $0.10. This would result in an immediate dilution to new shareholders of $4.90 per share, or approximately 98% of the purchase price. The following table illustrates this per share dilution under both the minimum and maximum offerings, assuming receipt of the net proceeds of both and no value being assigned to the warrants:

                                              Minimum           Maximum
                                              Offering          Offering
--------------------------------------------------------------------------------

================================================================================

Public offering price per share               $   5.00          $   5.00

Net tangible book value per
share as of June 30, 1999                     $   0.02          $   0.02

Increase per share attributable
to new shareholders                           $   0.04          $   0.08

Pro forma net tangible book value
per share as of June 30, 1999
after offering                                $   0.06          $   0.10

Dilution per share to
new shareholders                              $   4.94          $   4.90

The following tables summarize, as of June 30, 2000, the number of our shares previously purchased, the total consideration and the average price per share paid by existing stockholders and to be paid by purchasers in the minimum and maximum offering, assuming that no value is attributed to the warrants:

         Minimum Offering (50,000 Units)

                                                                                           % of Total Avg.
                                                Total            % of          Capital         Effective     Price
                                                Shares           Total         Cash            Cash          Per
                                                Purchased        Shares        Contrib.        Contrib.      Share



New Shareholders(l)                                50,000             0.008%   $ 250,000           65.6%     $   5.00
Old Shareholders                                6,002,000            99.992%     130,928           34.4%     $   0.02
                                                                -------        ---------       ------        -----

Total                                           6,052,000           100.00%    $ 380,928          100.00%    $   0.06


         Maximum Offering (100,000 Units)

New Shareholders                                  100,000             0.016%   $ 500,000           79.2%     $   5.00
Old Shareholders                                6,002,000            99.984%   $ 130,928           20.8%     $   0.02
                                                                -------        ---------       ------        -----

Total                                           6,102,000           100.000%   $ 630,928          100.0%     $   0.10

                            SELLING SECURITY HOLDERS

There are no selling security holders.

                              PLAN OF DISTRIBUTION

We are offering, directly to the public, up to 100,000 units. The first 50,000 units are offered on a "best efforts all or none" basis. We are offering the remaining 50,000 units on a "best efforts only" basis only. There can be no assurance that any of the units will be sold. If we sell at least 50,000 of the offered units within the offering period (90 days from the effective date of this prospectus, i.e. December 31, 2000 unless we extend it for an additional 90 days to March 31, 2001, then the offering will be terminated and the subscription payments, if collected, will be promptly refunded in full to subscribers within 7 days of the termination without payment of interest or deducting expenses, subject to the collection of funds. If we sell the minimum number of units within the specified period, the offering will continue until the earlier of:

o        when we sell all 100,000 units or
o the expiration of the offering period and any extension, unless we terminate the offering earlier.

All subscription payments must be sent to us along with a separate sheet indicating the name, address and social security number of the subscriber(s), and the number of shares for which subscription is being made. Payments must be by check made payable to "Securities Transfer Corporation, as escrow agent for Speedeclaim.com". We will then send the subscription payments, no later than noon of the next business day following receipt, to an escrow account maintained by Securities Transfer Corporation. Securities Transfer Corporation is only acting as escrow, transfer and warrant agent in connection with this offering and has made no investigation of us or this offering nor makes any recommendation concerning this offering. The escrow agent will hold all subscriptions payments pending the sale of the minimum number of units within the specified period. Subscription payments will only be withdrawn from the escrow account for the purpose of paying us for the units sold, if we sell at least 50,000 of the units, or for the purpose of refunding subscription payments to subscribers. Subscribers will not earn interest on the funds held in escrow and will not have use or right to return of such funds during the escrow period, which may last as long as 180 days. If we sell the minimum number of units within the escrow period, as extended, payments from subscribers will be deposited into the escrow account for collection and all funds will be periodically disbursed to us.

We have not engaged a market maker of securities and do not propose to engage any entity to make a market in our securities following completion of the offering. The development of a trading market following the completion of this offering will be particularly dependent on broker dealers initiating quotations in interdealer quotation mediums, in maintaining trading positions and in otherwise engaging in market making activities in our securities. We have not retained a brokerdealer who has agreed to engage in such activities, and there is no assurance that any trading market for our securities will develop following the offering.

                                LEGAL PROCEEDINGS

We are not involved in any litigation, nor are we aware of any pending or contemplated proceedings against us. We know of no legal proceedings pending or threatened, or judgments entered against any of our directors or officers in their capacity as such.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors and Executive Officers

The following sets forth the names and ages of our directors and executive officers.

         Name                 Age             Position

         David Whyte          31              President and
                                              Chairman of the Board of Directors


         Alastair King        34              Chief Executive Officer,
                                              Principal Financial Officer and
                                              Controller, Director

         Dennis Rohel         41              Chief Knowledge Officer and
                                              Secretary


David Whyte
President and
Chairman of the Board of Directors

David Whyte, since our inception to the present, has been our President and Chairman of the Board. From April, 1998 to the present, Mr. Whyte has served as the founder and President of Sentec Network Solutions, which offers industries open source venture construction of e-commerce applications and Internet operations management. From July, 1996 to the present, Mr. Whyte has served as the Chief Executive Officer of washecar.com, which offers business-to-business and business-to-consumer automobile services and e-commerce applications. From July, 1987 to the present, Mr. Whyte has served as the President of Pearls of Pristine Auto Wash and Detail, Inc., a successful automotive cleaning and services management business in Vancouver, British Columbia, Canada. In1987, Mr. Whyte graduated from Handsworth Senior Secondary, North Vancouver, British Columbia, Canada.

Alastair James King
C.E.O., Principal Financial Officer and Controller
Director

Alastair King, since our inception to the present, has been our Chief Executive Officer and a member of the Board of Directors. From November, 1992 to the present, Mr. King has served as the President of EnterNet Media Inc., based in Vancouver, British Columbia, Canada, as a business consultant to various industries. From January, 1997 to the present, Mr. King has served as the acting Executive Vice President of Equity Retirement Savings Systems based in Vancouver, British Columbia, Canada, which manages a universal loyalty program for customers of various retail companies. In 1985, Mr. King received a degree in electronic engineering technology from Okanagan College, Kelowna, British Columbia, Canada.

Dennis Rohel
Chief Knowledge Officer and Secretary


Dennis Rohel, since our inception to the present, has served as our Chief Knowledge Officer. From April, 1998 to August, 2000, Mr. Rohel has served as a contract team leader for Sentec Network Solutions, Inc., based in Vancouver, British Columbia, Canada. From May, 1996 to June, 1997, Mr. Rohel served as the President of Wholes World, based in Vancouver, British Columbia, Canada, which developed Internet software solutions for e-commerce applications. From January, 1994 to April, 1995, Mr. Rohel served as President of Envirotech (Canada) Computer Services Ltd., based in Vancouver, British Columbia, Canada, which provided network design, configuration and custom software development services to businesses. In June, 1982, Mr. Rohel received a degree in economics and computer science from the University of Saskatchewan, Saskatoon, Saskatchewan, Canada.

Our three (3) Directors have been elected to serve until the next annual meeting of stockholders and until their successor(s) have been elected and qualified, or until death, resignation or removal.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table provides the name and addresses of each person known to us to own more than 5% of our outstanding common stock as of July, 2000, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.



Name and Address                                Amount of                         Percent of Class
of Beneficial Owner                             Beneficial Ownership                After Offering
                                                                            Minimum                 Maximum
                                                                        50,000 Units (1)       100,000 Units (2)

David Whyte                                     2,250,000 (3)                33.1%                   32.8%
c/o Speedeclaim.com, Inc.
2000-1066 West Hastings Street
Vancouver, B.C., Canada V6E 2X3

Dennis Rohel                                    2,250,000 (4)                33.1%                   32.8%
Alastair King                                     550,000 (5)                 8.1%                    8.0%
c/o Speedeclaim.com, Inc.
2000-1066 West Hastings Street
Vancouver, B.C., Canada V6E 2X3


All Officers and Directors as a Group           5,050,000                    74.3%                   73.6%

         (1) The percentages provided for in this column are based on 6,802,000 shares of common stock issued and outstanding as of August 31, 2000.
         (2) The percentages provided for in this column are based on 6,852,000 shares of common stock issued and outstanding as of August 31, 2000.
         (3) This amount of beneficial ownership includes options to purchase 250,000 shares of common stock granted pursuant to the 2000 Stock Option Plan and which are exercisable upon the listing of the common stock.
         (4) This amount of beneficial ownership includes options to purchase 250,000 shares of common stock granted pursuant to the 2000 Stock Option Plan and which are exercisable upon the listing of the common stock.
         (5) This amount of beneficial ownership includes options to purchase 250,000 shares of common stock granted pursuant to the 2000 Stock Option Plan and which are exercisable upon the listing of the common stock.

The persons or entities named in this table, based upon the information they have provided to us, have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The shares beneficially owned and percentage of ownership are based on the total shares outstanding before this offering and the total shares to be outstanding after both the minimum and maximum offerings assuming no exercise of any of the warrants contained in the units.

                       DESCRIPTION OF SECURITIES AND UNITS

The Units

We are offering a minimum of 50,000 units and a maximum of 100,000 units directly to the public under this Prospectus. Each unit consists of one share of common stock, $.001 par value, one Class A redeemable purchase warrant to purchase one share of common stock at $6.00, and one Class B redeemable purchase warrant to purchase one share of common stock at $10.00. The warrants will be immediately detachable and transferable if we successfully complete the minimum offering.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, $.001 par value. The holders of the common stock do not currently receive a dividend, and there is no immediate plan for the Company to pay a dividend on the Common Stock in the future. The following table shows the number of issued and outstanding shares of common stock as of the date of this prospectus and which will be outstanding in the event of the successful completion of both the minimum and maximum offerings:

Shares Outstanding                                                     6,002,000

Shares to be outstanding in the event of the successful
completion of the minimum offering                                     6,052,000

Shares to be outstanding in the event of the successful
completion of the maximum offering                                     6,102,000

This table does not reflect the effect that the possible exercise of the warrants or options issued pursuant to our 2000 Stock Option Plan will have. Each share of our common stock has equal, noncumulative voting rights and participates equally in dividends, if any. The common stock has no sinking fund provisions applicable to it. The shares are fully paid for and nonassessable when issued. Currently, there are 750,000 options outstanding to purchase our common stock pursuant to our 2000 Stock Option Plan which have an exercise price of $1.00 per share. Except for the warrants offered herein and the options described above, there are no other outstanding warrants, or rights to purchase any of the securities of the Company and we do not plan to issue any.

If there are differences between the following summary description of our common stock and our amended certificate of incorporation and by-laws, the information contained in our amended certificate of incorporation and by-laws is controlling.

Our shareholders are not given cumulative voting rights in electing board members. So minority shareholders may not have any representation. Holders of common stock:

o have equal rights to dividends from funds legally available for that purpose, when and if declared by our board of directors;
o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and
o do not have preemptive rights, conversion rights, or redemption of sinking funds rights.

The Redeemable Purchase Warrants

There are no Class A and Class B warrants presently outstanding. After we issue them, the warrants will be exercisable at:

o a price of $6.00 per share of common stock for Class A for 6 months from the completion of this offering; and o a price of $10.00 per share of common stock for Class B for 12 months from the completion of this offering.

We may extend each warrant exercise period at any time, and/or reduce the exercise price(s) by up to 50%. If the exercise period is extended, you will be given a written notice 30 days before the beginning of the extension period. One warrant entitles the holder to purchase one share of common stock. The following discussion of the warrants may not be complete. You should read the warrant agreement for a complete discussion. The essential provisions of the warrants are as follows:

o The warrants, which will be issued under the warrant agreement between us and our warrant agent, Securities Transfer Corporation, will be in registered form. After successful completion of the minimum offering, the warrants may be sold, assigned or conveyed separately and apart from the common stock included in the units.

o Upon the successful completion of the offering and during the remainder of the term of the warrants, we may, at our option and on 30 days' prior written notice mailed to the warrant holders, call and/or redeem the warrants, in whole or in part, at a price of $0.01 per A or B warrant if the average closing bid price of our common stock for any 7 trading days during a 10 consecutive trading day period is greater than 20% above the respective exercise price.

o        The holders of the warrants  are  protected  against  dilution of their
         interests   represented  by  the  number  of  shares  of  common  stock underlying the warrants upon the occurrence of certain events, including stock dividends, splits, mergers, reclassifications, and if we sell shares of common stock below the then book value, other than sale to employee benefit and stock option plans.

o The holders of the warrants have no right to vote on matters submitted to our shareholders and have no right to receive dividends. The holders of the warrants are not entitled to share in our assets in the event of liquidation, dissolution, or the winding up of our affairs.

o We do not have an exemption from registration with the SEC for the issuance of the common stock upon the exercise of the warrants. So, in order for the holder to exercise the warrant, we are required to have a current, effective registration statement on file with the Commission and have satisfied the "Blue Sky" registration requirements of the applicable regulatory authority of the state in which the holder of a warrant resides. We are required to file posteffective amendments to our registration statement when subsequent events require such amendments in order to continue the registration of the shares of common stock underlying the warrants. Although it is our intention to both maintain a current prospectus and meet the requirements of the regulatory authorities of the States of New York and Florida during the term of the warrants, there can be no assurance that the Company will be in a position to keep its registration statement current and effective or to meet the requirements of any state regulatory authority. It is not our intention to call and/or redeem the outstanding warrants, if our prospectus is not current or if we are not in compliance with the requirements of an appropriate state regulatory authority.

After our offering is successfully completed

Before this offering, there has been no public market for our units, shares of common stock and Class A and Class B warrants. We cannot assure you that a public trading market for any of our securities will ever develop or, if one develops, that it will be maintained.

If we complete our minimum offering, but before the exercise of any of the warrants, we will have outstanding 6,052,000 shares of common stock. Similarly, if our maximum offering is completed, we will have 6,102,000 shares of common stock outstanding. Of the shares outstanding, if our minimum offering is completed, 50,000 shares (and if the maximum offering is completed, 100,000 shares) will be freely tradeable without restriction under the Securities Act, if those shares are not later acquired by our "affiliates" (i.e., a person is an affiliate if he or she directly, or indirectly through one or more intermediaries controls or is controlled by us, or is under common control with
us).

All of the 6,002,000 shares of common stock presently outstanding are "restricted securities" as that term is defined in Rule 144 of the Securities Act. In general, under Rule 144, a person (or persons whose shares must be aggregated) who has satisfied a one year holding period may, under certain circumstances, publicly sell within any three (3) month period, a number of shares which does not exceed the greater of one percent (1%) of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks before such sale.

Rule 144 also permits, under certain circumstances, the sale of shares of common stock by a person without any quantity limitation. Future sales under Rule 144 or even the perception of such sales, may have a depressive effect on the market price of our common stock, should a public market develop for our shares. None of our current shareholders have already satisfied the one year holding period. We are unable to predict the effect that sales, or even the threat of sales under Rule 144 or otherwise, may have on the then prevailing market price of our shares of common stock.




Our Transfer and Warrant Agent

We have appointed Securities Transfer Corporation with offices at 14160 Dallas Parkway, Dallas, Texas 75240, as transfer agent for our shares of common stock and warrant. We have not yet paid the escrow agent's fees. The transfer agent will be responsible for all record-keeping and administrative functions in connection with the warrants. A copy of the executed escrow agreement, and the executed warrant agreement with exhibits attached are filed as a exhibit to our registration statement on file with the SEC.

Reports to Shareholders

We intend to forward annual reports to our shareholders including audited financial statement to our investors. We will also forward such interim reports we deems appropriate.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, and controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on March 14, 2000 under the laws of the state of Nevada. We acquired the domain name, www.speedeclaim.com, from an affiliate in August 2000.

                             DESCRIPTION OF BUSINESS

Incorporated on March 14, 2000, we are a development stage corporation. We are in the process of developing a comprehensive business to business software application that will provide the auto glass industry with seamless insurance claim, parts order processing and instant video-claims approval via the Internet. Currently, we offer a fully integrated e-commerce claims processing and management software that reduces the average cost to process an auto glass insurance claim by as much as 65%.

Our software incorporates all the functionality required to successfully conduct e-commerce on the Internet from the subscriber's browser. Initially, we hope to be able to provide our system to over 1600 auto glass retail and wholesale stores through a proposed joint venture agreement with the IGA and its buying consortium AmeriGlass Inc.

Approximately eleven million windshields are replaced each year in the United States alone, at a cost of over $4.8 billion per year and insurance companies pay a $15 to $50 processing fee per claim to network call centers. The auto glass industry and the associated auto glass insurers have all expressed a need for an online claims processing system that is significantly more cost effective than the existing system.

We  have  developed  a  revolutionary   Internet  based  software  and  database
application that addresses the certain problems inherent in the property and casualty industry.

Our system utilizes the latest Internet communications technology and online claims processing databases and is the first user-pay auto glass claims processing and management software to offer instant, online claims processing and parts ordering, including live video, directly from the auto glass retail store for instant claims approval by the insurance companies. Our network is accessible wherever the Internet is available, there's no download required because it runs from an Internet browser. (Microsoft(R) Internet Explorer or Netscape(R)). Each glass vendor will have equal access to the entire glass replacement market, creating a greater ability for independents to compete with the large networks.

Unlike current point of sale and parts directory software that only provide invoicing and reporting features, we provide each area of the industry with a single, comprehensive Internet application located at our head office. Our system links the insurance companies to the IGA's AmeriGlass industry buying consortium, provides "live" video and data services and provides e-commerce claims processing using our secure network. Our software is based on `distributed client server principles' providing the auto glass retail and wholesale stores with free access to the industry's only dynamic, online comprehensive auto glass and parts database and claims processing system. Prices, products and availability can be accessed in minutes via a single, online database.
We believe that our system provides reliable, simultaneous access for 15,000 auto glass retail and wholesale stores (users) and additional users can be added with the integration of additional interfaces.

Secure Online Payment

We employ proprietary, secure, online payment and credit card processing as well as comprehensive online customer service, thereby providing a safe and effective way for retail stores to complete online payment and claims processing transactions. We will participate in transaction fees from claims processing and the sale of all glass product originating through our network.

To replace a windshield under our model a simple process for both the auto glass retail store and the insurance company is followed.

1. The consumer drives directly to his preferred (or nearest) auto glass store.

2. The auto glass store uses speedeclaim.com to provide the insurance company with live video approval of the glass insurance claim.

3. The retail store replaces the glass and processes the insurance claim using the speedeclaim.com system.

4. The insurance company pays the company $7 for processing the claim and reimburses the retail store via a wire transfer with in 48 hours.

Through a proposed joint venture agreement with the IGA (currently being negotiated) over 1,600 independent auto glass retail stores will have the capability to use the speedeclaim.com system within our first year of operations. Through the power of leading edge technology such as Internet search engine listings and viral marketing, in conjunction with a comprehensive media campaign including, e-trade and printed trade journals, we will aggressively target every potential business-to-business auto glass retail and wholesale store possible.

Our system will generate revenues based on the following revenue streams:

o Transaction fees from each claim processed of $7.00 per transaction paid by the insurance company.
o Transaction fees of 1% of each glass order, to a maximum of $2.00 per transaction, through the AmeriGlass consortium.
o Credit card processing fees of 1.0% of each transaction though the CyberSource Corporation merchant services.
o        Web advertising revenues.
o        Web hosting fees from auto glass store web sites.

Our initial target market is the U.S. auto glass retail and wholesale stores as well as the auto glass insurance companies. We will provide the auto glass stores with free access to our system and each insurance company will pay us $7.00 to process each claim.

Industry Overview

The Internet is a rapidly growing global computer network for collecting and exchanging information, communicating, and conducting business. The growth of this computer network is driven by inexpensive web access, inexpensive website production costs, and businesses wishing to capitalize on the potential revenues which may result from effective advertising.

The property and casualty insurance industry is experiencing runaway claims processing and litigation costs. Industry research indicates that the property and casualty insurance industry spends over $70 billion annually on inefficient claims processing techniques of which $6 billion is related to auto glass claims. The Federation of Insurance and Corporate Counsel has determined that Internet technology has matured to the point where `it is time to determine and establish ways and means of adopting and leveraging Internet standards and technologies to address directly the problems of claims processing, litigation inefficiencies and runaway costs'.

Frederick Jennings, (Harvard economist) recently identified this problem as a result of "the networks developing their programs based on a faulty economic model of market power and not efficiency". In the IGA January/February 2000 newsletter, IGA President Donovan Trana also stated "Over the past 8-plus years, administrative costs have risen dramatically in all phases of the glass handling process. These costs have eroded the glass dealer's profit while increasing complexity and decreasing efficiency. The panacea of a streamlined glass-claims handling system has actually evolved into a bloated, confusing, inefficient and costly system. The insurance companies are not truly saving any money, and there hasn't been a profitable network developed yet"!

At the present time the independent glass stores have no option but to purchase costly point of sales software applications from dominant industry suppliers. And as a result their market share and profits continue to decrease as they compete against large networks and "claim steering" tactics.

As an example, to replace a windshield under the current auto glass industry model, a cumbersome process for both the auto glass retail store and the insurance company must be followed.

1. The consumer must first contact his insurance agent to notify them of his need to replace his windshield.

2.       The agent then passes the consumer to a call center.

3. The consumer completes a telephone insurance claim form and is directed to an auto glass retail store by the call center.

4. The auto glass store schedules the consumer and checks available glass inventory using a monopolized parts system that every auto glass wholesaler and manufacture must use.

5. The consumer pays the deductible amount (to the retail store) and his windshield is replaced.

6.       The  retail  store   incurs  all  expenses   required  to  replace  the
         windshield.

7. The retail store completes the insurance claim form and either faxes or mails it to a designated call center for processing.

8. The call center processes the insurance claim for a $15 - $50 processing fee paid by the insurance company.

9.       The insurance company mails payment to the retail store.

The consumer's windshield is replaced in a few days from the date he first contacted his insurance agent. However the insurance company may not reimburse the retail store for as much 90 days after the windshield was replaced. This is due to the inherent inefficiencies of using call centers to process over $6 billion in auto glass insurance claims per year with a paper trail that involves at least 4 different parties before the retail store gets paid.

Our  target  market  is the  auto  glass  wholesale  and  retail  store  and the associated auto glass insurers that want to process insurance claims effortlessly, at significantly reduced rates and with immediate payment. Approximately 11 million windshields are replaced each year in the United States alone, at a cost of over $4.8 billion per year, however, our system is capable of servicing the worldwide insurance glass claims processing requirements.

We have identified a specific market on which to concentrate its sales activities. The short-term plan is to provide our system to the members of the IGA free of charge across North America. The IGA currently has 1,600 independent glass store members, and with the introduction of our system as the IGA's online billing and buying group system of choice, the goal is to increase membership to 2,500 during the next two years.

For these businesses, our system is expected to provide the only turn-key solution for real time claims processing and parts ordering via the Internet.

Our target market will also include the auto glass wholesale level of multi-tiered sales organizations. These organizations will be able to energize their wholesale level sales by getting online and providing more complete product information, delivered more effectively and less expensively, to their internal and external customers. An extensive public relations campaign, conducted by one of the world's largest public relations organizations and controlled by our in-house experts, will manage this assignment.

Employing our business-to-business system will allow these stores to process claims and purchase product with greater ease and efficiency and enable them to achieve a broader cost reduction. And our management tools will make there store much more effective. Most of these businesses already know that the Internet can provide up-to-the-minute product cost and availability to information from supplier channels while providing marketing information to their customers.

Every business has a product that current supplier channels fail to promote properly or whose reach is limited by the current distribution network. With our system, the Internet will be the primary medium by which these businesses will be able to grow their revenue base and lower their sales and customer service costs.

If the glass product can be purchased online, over the telephone or through a catalog (if the product is too complicated for telephone sales), we hope to be able to provide the answer.

We hope to strengthen customer loyalty because online interaction can actually result in closer ties to a business' customers, based on a deeper understanding of their needs and a potential for greater frequency of contact. We hope to provide faster time-to-market and allows a quicker response time to market changes.

The Internet supply channel is entirely in the control of the purchasing company and it can literally be changed as rapidly and as dramatically as needed and in real-time. And because the channel is a virtual one, all of these applications can be implemented without having to re-train personnel.

Business-to-Business Overview

By the end of 1999, Cisco Systems reported $1 billion per year in on-line orders. Similarly, PC Warehouse is generating $3 million in sales per day from its Website. And Dell Computer reports $1 million in sales per day.

Business-to-business commerce is thriving on the Internet. The successes are real and the returns are measurable. Companies are reinventing relationships with their customers and making it easier for customers to do business by reducing the cost of doing business via their existing channels. Their field sales people, channel partners and large account customers can make inquiries and post orders, filling an important need in a company's supply chain management strategy. We will use uses the Internet to make more complete product information available to an infinitely broader audience.

Manufacturers will use the web to compete directly with their existing bricks-and-mortar distribution channels.

Distribution companies with large inventories can use speedeclaim.com to present a depth of product not practical in paper-based catalogs. These companies realize that intranet/extranet based commerce is a good first step to full retail e-commerce whenever they, and their customers, are ready. Large wholesalers can use speedeclaim.com to offer online ordering to their business accounts, reducing costs while increasing service levels and building customer loyalty.

The Internet has made room for an entirely new class of business-to-business product sales. Virtual companies are springing up to service their new customer types whose primary commonality is their connection to the web. Traditional notions of "business-to-business trading channel" are being dramatically revised by new ways of identifying and targeting customers based on their associations, affiliations, interests, buying habits and demographics.

The most obvious characteristic of a virtual store is its lack of a physical presence in the industry it serves (its lack of bricks and mortar). The revolutionary aspects are the ability to reach target customers anywhere, such as the auto glass retail store as well as the insurance companies, and to identify those customers based on characteristics that a business is specifically set up to serve.

We are  ideally  positioned  to  service  the  auto  glass  insurance  industry.
Wholesale businesses will typically offer a large depth of product and speedeclaim.com technology was designed, from the ground up, eliminating the wholesaler's need for additional computer systems and information technology departments by out-sourcing their technology needs to us.

We are taking the following specific actions necessary to achieve our business goals.

Our objective is to become one of the Internet's leading Internet applications supplier for the auto glass industry in the following areas:

o        Claims processing;

o        Parts ordering;

o        Real time (live) claims approval; and

o        Online dynamic auto glass parts identification and pricing database.

o By the first quarter of 2001, we intend to complete the development of our system and launch our website. We anticipate that the majority of the more than 1,600 IGA members will start utilizing our system to process their insurance claims, and as more retail stores come online, we anticipate a proportional number of insurers will also endorse and use our system.

o In the first quarter of 2001, we intend to increase current staffing levels and office facilities to service the initial 100 stores and to manage successfully the anticipated growth to over 1,600 stores within the first twelve (12) months of operation. We expect to retain Exodus Communications, Inc. and Cybersource as the application service provider and credit card processing center, respectively.

o In the fourth quarter of 2001, we also intend to launch a national strategic marketing and media plan.

When will our development stage be completed?

We believe that before the first quarter of 2001 we will have developed a fully operational website and network for our potential customers.

Our objective and strategy

Our objective is to be a leading Internet applications supplier for the auto glass industry in the following areas:

o        Claims processing;
o        Parts ordering;
o        Real time (live) claims approval; and
o        Online dynamic auto glass parts identification and pricing database.

To achieve these objectives, we are pursuing the following strategies:

        1. To broadly establish the premise that Internet commerce requires much more than payment processing. We believe that the Internet significantly alters the business environment for companies of all sizes and within every industry. In order for Internet commerce strategies to be successful, we hope to provide a comprehensive business application with significantly more functionality than simple payment processing. Today, the successful leaders of Internet commerce offer comprehensive, on-line order management, which includes the capability to capture orders, process orders (authenticating buyers, determining form of payment, processing payment and addressing fulfillment) and service orders online (order and shipment status, transaction statements and customer service).

        2. To provide comprehensive solutions, utilizing distributed server application software and best-in-class services. We believe that the market for Internet commerce solutions will move inexorably in favor of comprehensive distributed server applications. Such solutions usually offer a faster time-to-market and therefore, inherently provide a faster time-to-profitability. As in any maturing market, the natural evolution is formal and customized to off-the-shelf solutions. A complete family of services will be a critical component of the ultimate success for Internet commerce customers. Our product and service offerings are marketplace-driven and reflect the best practices of customers who have been at the forefront of Internet commerce.

        3. To provide robust, end-to-end solutions in other key markets. We have recognized that, in certain markets such as manufacturing and distribution, its competitive position is greatly enhanced by offering a robust, end-to-end solution. By leveraging our expertise, we have focused its financial and technical resources primarily on solutions for the auto glass business-to-business e-commerce. This focus has enabled us to develop a substantial knowledge base.

This extensive experience in the marketplace is an asset that we intend to exploit in a number of ways including transferring this knowledge base into future product releases through its continued development of our products and by incorporating the best practices and lessons learned from the marketplace.

We believe that the Internet opens up a global market to businesses of all sizes located anywhere in the world. Consequently, the company will invest significantly in an infrastructure designed to offer comprehensive services outside the United States. For example, we may consider operating a fully-staffed Technical Support and Professional Services center in the United Kingdom. The company will establish partnerships with several of the leading auto glass associations around the world.

We hope to utilize the marketing channels of our proposed joint venture partner, the IGA to ensure that our system is in the majority of auto glass retail stores across North America within the next 5 years. The arrangement with our joint venture partner calls for a share of revenues generated from claims processing and part ordering whereby we will pay the IGA $1.00 for every transaction. Additionally, we will utilize web-crawler technology to update the online glass database to create the single largest database of it's kind available online. As well, a comprehensive media campaign including, Viral Marketing, e-Trade and printed trade journals will aggressively target every potential business-to-business customer possible.

Research and Development Activities

Since its inception, the founders have spent approximately 2 years in product development, defined in its operational and marketing requirements and completed the third-stage product development. The founders also established operational databases which demonstrate all of the major features and benefits of our system. The executive staff was also hired during this period and a joint venture agreement was entered into with the IGA.

Our equipment and primary agreements

 We do not currently have any equipment leases or insurance policies.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus. This discussion contains forward looking statements that involve risks and uncertainties.

Operations

We are in the  development  stage  and  have  not  generated  revenues  from our
inception  to  June  30,  2000  having  incurred   primarily  only  startup  and
organizational expenses. Accordingly, our financial results, from inception to June 30, 2000, are not meaningful as an indication of future operations.

During the next 2 calendar year quarters, we expect to purchase hardware and complete the software development required to finalize our system, and to operate our web servers and email servers.

We anticipate increasing our current staffing levels and office facilities to service the initial 100 stores in the first quarter of 2001, and successfully managing the anticipated growth to over 1,600 stores within the first 12 months of operations.

Creative development of advertising, formulation of Internet and paid media strategies and the production of physical materials will also be undertaken. Parallel development of sales and marketing materials will be undertaken in line with the established strategies.

We hope to launch a national strategic marketing and media plan during 2001. We anticipate increasing proportionately all areas of the Company's operations, including hardware, speedeclaim.com development, employees and facilities required to successfully manage the increase in retail glass stores using the speedeclaim.com system.

For the period from our date of inception through June 30, 2000, our activities related primarily to the recruitment of the executive staff and the establishment of its organizational and technical infrastructure. As our business develops, we anticipate that revenues will be derived mainly from the processing of auto glass insurance claims over our network.

The expected significant costs related to our operation will be related to:

o        capital expenditures for hardware and network infrastructure;
o        program development;
o        sales and marketing;
o        initial advertising; and
o        operating costs.

Our liquidity and capital resources

From inception through June 30, 2000, we received $113,450 in net proceeds from investors and our founders. As of June 30, 2000, we had approximately $6,783 in cash and cash equivalents. To date, we show negative cash flows. We expect losses from operations and negative cash flow to continue for the foreseeable future. If our revenues, and our spending levels are not adjusted accordingly, we may not generate sufficient revenues to achieve profitability. Even if we achieve profitability, we may not sustain or increase such profitability on a quarterly or annual basis in the future. We hope that the net proceeds from the maximum offering, together with available funds, will be sufficient to meet our anticipated needs for at least 6 months. We may need to raise additional funds in the future in order to fund more rapid expansion, to develop new or enhanced services, to respond to competitive pressures or to acquire complementary businesses, technologies or services. The need to raise additional funds may arise especially if we only complete the minimum offering or if significantly less than the maximum offering is completed. We cannot be certain that any required additional financing will be available on terms favorable to us. If additional funds are raised by the issuance of our equity securities, such as through the exercise of the redeemable warrants, then existing stockholders may experience dilution of their ownership interest. If additional funds are raised by our issuance of debt instruments, we may be subject to certain limitations on our operations. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our expansion, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures.

We are not aware of any Year 2000 compliance problems relating to our own software or systems.

We are not currently aware of any Year 2000 compliance problems relating to our software or systems that would have a material adverse effect on our business, results of operations and financial condition, without taking into account our efforts to avoid or fix any problems. There can be no assurance that we will not discover Year 2000 compliance problems in our software that will require substantial revisions or replacements. In addition, there can be no assurance that third party software, hardware, or services incorporated into our systems will not need to be revised or replaced, which could be time consuming and expensive. Our failure to fix our software or to fix or replace third party software, hardware or services on a timely basis could result in lost revenues, increased operating costs and other business interruptions, any of which could have a material adverse effect on our business, results of operations and financial condition. Moreover, failure to adequately address Year 2000 compliance issues in our software and systems could result in claims of mismanagement, misrepresentation or breach of contract and related litigation, which could be costly and time consuming to defend. In addition, there can be no assurance that governmental agencies, utility companies, Internet access companies, third party service providers and others outside our control will be Year 2000 compliant. The failure by such entities to be Year 2000 compliant could result in a systematic failure beyond our control, such as prolonged Internet, telecommunications or electrical failure. That type of failure could prevent us from delivering our services, decrease the use of the Internet or prevent users from accessing our websites any of which would have a material adverse effect on our business, results of operations and financial condition.


                             DESCRIPTION OF PROPERTY

We do not own any real property. All costs described in this section are stated in U.S. dollars as converted from Canadian dollars. Accordingly, the costs may vary to some degree with the currency exchange rate. Our offices are approximately 1,000 square feet located at 1066 West Hastings Street, Vancouver, B.C., Canada U6E 2X3, and 2,000 square feet located in St. Petersburg, Russia. The Vancouver office is leased on a monthly basis and the monthly rent is approximately $600. The St. Petersburg office is leased on a monthly basis and the monthly rent is $600. We believe that the facilities will be adequate for the foreseeable future.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have employment agreements with certain key employees and the participation of those employees in the 2000 Stock Option Plan. In addition, we owe monies to two companies for computer software research and development costs which these companies incurred on our behalf. These companies are owned by our officers and directors. Sentac Corporation, which is affiliated with David Whyte, our President and Chairman, is owed $184,878, and Dennis Rohel, our Chief Knowledge Officer and Secretary, is owed $180,938.

In addition, we owe $70,800 to David Whyte for an advance he made to us which is non-interest bearing and has no fixed terms for repayment.

Other than as described above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

(1)      Any of our directors or officers;
(2)      Any person proposed as a nominee for election as a director;
(3) Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; (4) Any of our promoters; and (5) Any relative or spouse of any of the foregoing persons who has the same house as such person.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Present Public Market

There is presently no public market for our common stock. We anticipate applying for trading of our stock with the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 7 shareholders.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1) we would not be able to pay our debts as they become due in the usual course of business; or

(2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation we paid for the period beginning on our date of inception and ending on June 30, 2000 for services of the executive officers. We have not paid any executive officer in excess of $100,000 (including salaries and benefits) during the period ending July 31, 2000. A portion of the net proceeds of the offering herein will be used to pay at least a portion of officers' salaries.

          Summary Compensation Table (please add bracketed information)


---------------------------- ---------- ---------------- -------------------------------------------------------
    Name and Principal         Year         Annual
        Position(s)                      Compensation                    Long Term Compensation
            (a)                 (b)
---------------------------- ---------- ---------------- -------------------------------------------------------
---------------------------- ---------- ---------------- ------------------- -----------------------------------
                                            Salary
                                              ($)              Awards                     Payouts
                                              (c)
---------------------------- ---------- ---------------- ------------------- -----------------------------------
---------------------------- ---------- ---------------- ------------------- ------------------ ----------------
                                                             Securities
                                                             Underlying            LTIP            All Other
                                                           Options/ SARs          Payouts        Compensation
                                                                (#)                 ($)               ($)
                                                                (g)                 (h)               (i)
---------------------------- ---------- ---------------- ------------------- ------------------ ----------------
---------------------------- ---------- ---------------- ------------------- ------------------ ----------------
David Whyte                    2000          -0-*             250,000               -0-               -0-
President and Chairman
---------------------------- ---------- ---------------- ------------------- ------------------ ----------------
---------------------------- ---------- ---------------- ------------------- ------------------ ----------------
Alastair King
Chief Executive Officer
Principal Financial
Officer and Controller         2000          -0-*             250,000               -0-               -0-
and Director
---------------------------- ---------- ---------------- ------------------- ------------------ ----------------
---------------------------- ---------- ---------------- ------------------- ------------------ ----------------
Dennis Rohel
Chief Knowledge Officer
and Secretary                  2000          -0-*             250,000               -0-               -0-
---------------------------- ---------- ---------------- ------------------- ------------------ ----------------

* No amounts have been paid to date. Upon consummation of the offering, accrued salaries will be paid to Messrs. Whyte, King and Rohel.


                         Option/SAR Grants In Year 2000

                                Percent of Total
                          Number of Securities    Options/SARs Granted
                           Underlying Options/      to Employees in        Exercise or Base          Expiration
          Name              SARs Granted (#)          Fiscal Year            Price (#1sh)               Date
          (a)                      (b)                    (c)                     (d)                    (e)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
David Whyte                      250,000                  25%                    $1.00             March 10, 2005
Alastair King                    250,000                  25%                    $1.00             March 10, 2005
Dennis Rohel                     250,000                  25%                    $1.00             March 10, 2005


Messrs. Whyte, as an officer and director of the Company, and Rohel, as an officer of the Company, were each issued 2,000,000 shares of the common stock, respectively, and Mr. King was issued 300,000 shares of common stock, for nominal consideration (i.e. $.0001 per share).

Each of Messers. Whyte, King and Rohel have executed Employment Agreements which each provide a 5 year term of employment (ending on January 3, 2005). Each of the Employment Agreements provides an annual salary of $150,000 and options to purchase 250,000 shares of the Company's common stock granted pursuant to the 2000 Stock Option Plan. Each Agreement provides for an annual bonus related to the Company's level of gross sales as follows:

o If gross sales are greater than or equal to $3,000,000 but less than $5,000,000, the bonus payable shall be equal to 1% of gross sales in excess of $3,000,000;

o If gross sales are greater than or equal to $5,000,000, the bonus shall be equal to (x) 0.5% of the amount gross sales exceeds $5,000,000 plus
         (y) $50,000.

Each Employment Agreement provides that the Company shall have the right to terminate each employee for "cause" and in such case the Company shall only be entitled to pay to such employee his accrued salary up to the date of termination plus any expenses incurred by the employee.

If there is a change in control of the Company, and the employee is terminated in connection with such transaction, then the employee shall be entitled to receive (i) any unpaid accrued salary as of the date of termination, (ii) reimbursement for any expenses incurred up to the date of termination, (iii) a pro rata amount of such employee's bonus determined pursuant to the Agreement, and (iv) 2 years of such employee's salary if and only if such employee is not offered continued employment under terms substantially similar to his prior position before the change in control.

Each Employment Agreement provides for a 1 year non-compete period after the termination of employment and a 2 year non-solicitation provision after its termination and a standard confidentiality provision.

Our Board of Directors has approved and adopted the 2000 Stock Option Plan pursuant to which the Board is authorized to grant to our employees stock options to purchase common stock. Each of Messrs. Whyte, King and Rohel have been granted 250,000 pursuant to the 2000 Stock Option Plan. The exercise price for each option is $1.00 per share and the options vest upon our listing on the NASD Bulletin Board. These options expire on the fifth anniversary of the date of grant (March 10, 2000).

We do not compensate Directors.

We do not pay our directors any remuneration for their service. However, they are reimbursed for their out-of-pocket expenses associated with meetings of the Board of Directors. We do not maintain a stock option plan for Directors.

                              FINANCIAL STATEMENTS


                              SPEEDECLAIM.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          AUDITED FINANCIAL STATEMENTS

                                  JUNE 30, 2000

                                      INDEX

AUDITORS REPORT
BALANCE SHEET
STATEMENT OF OPERATIONS
STATEMENT OF STOCKHOLDERS' EQUITY
STATEMENT OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS

                              SPEEDECLAIM.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               AS OF JUNE 30, 2000

                                     ASSETS

                                    (Audited)
                                                                   2000
                                                                     $
                                                                 (US Funds)


CURRENT ASSETS
   Cash                                                             6,783
   Share subscriptions receivable                                     525
                                                                 --------
                                                                 --------
                                                                    7,308
                                                                 --------

CAPITAL ASSETS (Note 1b)                                            9,786
                                                                 --------

                                                                   17,094
                                                                 --------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accruals                                   33,841
                                                                 --------
                                                                   33,841
                                                                 --------

DUE TO RELATED PARTIES (Note 2)                                   365,816
                                                                 --------

ADVANCES FROM SHAREHOLDERS (Note 3)                                70,800
                                                                 --------

SHARE CAPITAL (Note 4)                                            117,055
                                                                 --------

RETAINED EARNINGS (DEFICIT)
   Opening balance                                                   --
   Net loss for the period                                       (570,418)
                                                                 --------
   Ending balance                                                (570,418)
                                                                 --------

                                                                   17,094
                                                                 --------



Approved by the Director:
____________________________ Director

                            (see accompanying notes)

                              SPEEDECLAIM.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                       FOR THE PERIOD ENDED JUNE 30, 2000

                                    (Audited)


                                                      2000
                                                        $
                                                    (US Funds)


REVENUE                                                 --
                                                    --------

EXPENSES
   Accounting and legal                               29,476
   Advertising and promotion                          11,831
   Automotive and travel                              37,066
   Bank charges and interest                           7,173
   Computer software research and development        444,210
   Consulting                                         25,000
   Office                                              5,561
   Rent and utilities                                  5,963
   Subcontracts                                        1,360
   Telephone                                           2,778
                                                    --------
                                                     570,418
                                                    --------

NET LOSS FOR THE PERIOD                             (570,418)
                                                    --------





                            (see accompanying notes)

                              SPEEDECLAIM.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                       FOR THE PERIOD ENDED JUNE 30, 2000

                                    (Audited)

                                                     Common Stock
                                             -----------------------------
                                                Shares           Amount       Additional       Deficit         Total
                                                                   $           Paid-in       Accumulated   Stockholders'
                                                               (US Funds)      Capital       During the       Equity
                                                                                             Development     (Deficit)
                                                                                                Stage
                                             ----------------------------------------------------------------------------
Issue of common stock on private
  placement for cash
 - in June, 2000 for $0.001 per share            4,000,000          4,000             -                -           4,000
 - remaining in June, 2000                       2,002,000        113,055             -                -         113,055


Net loss for the period                                  -             -              -         (570,418)       (570,418)
                                             ----------------------------------------------------------------------------

Balance, June 30, 1999                           6,002,000        117,055             -         (570,418)       (453,363)
                                             ----------------------------------------------------------------------------



                            (see accompanying notes)

                              SPEEDECLAIM.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                       FOR THE PERIOD ENDED JUNE 30, 2000

                                    (Audited)


CASH PROVIDED BY (USED IN)

OPERATING ACTIVITIES
   Net loss from operations ................     (570,418)        3,997
   Add: non-cash items
   Amortization ............................         --             409
                                                 --------      --------
                                                 (570,418)        4,406

Changes in working capital items
   Share subscriptions receivable ..........         (525)        3,928
   Accounts payable and accruals ...........       33,841         9,603
                                                 --------      --------
                                                 (537,102)       17,937
                                                 --------      --------

INVESTING ACTIVITIES
   Purchase capital assets .................       (9,786)
                                                               --------
                                                               --------
                                                                 (9,786)
                                                               --------
FINANCING ACTIVITIES
   Due to related parties ..................      365,816
   Advances from shareholders ..............       70,800
   Issuance of share capital ...............      117,055         1,064
                                                 --------      --------
                                                  553,671         1,064
                                                 --------      --------

NET INCREASE (DECREASE) IN CASH FOR THE YEAR        6,783        19,001

CASH - BEGINNING OF YEAR ...................         --           6,665
                                                 --------      --------

CASH - END OF YEAR .........................        6,783        25,666
                                                 --------      --------

                            (see accompanying notes)

                              SPEEDECLAIM.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000

                                    (Audited)



The company's main business activity is developing software for automobile glass insurance claims and parts order processing on the internet.


NOTE 1...SIGNIFICANT ACCOUNTING POLICIES

     a)   Incorporation

     The company was incorporated in the State of Nevada on March 14, 2000, file number 7045-2000.

     b)   Amortization

     Capital assets are recorded at cost and are amortized as follows:

                    Computer 30% declining balance

                    Additions during the year are amortized at one half their normal rate and no amortization is taken in the year of disposal.


NOTE 2   DUE TO/FROM RELATED PARTIES

Unpaid amounts due to/from related parties for computer software research and development are recorded at cost, unsecured, non-interest bearing and have no fixed terms for repayment as follows:

Sentac Corporation, David Whyte                               $  184,878
Wholeo Corporation, Dennis Rohel                                 180,938
                                                              -----------
                                                               $ 365,816


NOTE 3   SHAREHOLDERS ADVANCES

The advances due to shareholders are non-interest bearing and have no fixed terms for repayment.

                              SPEEDECLAIM.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000

                                    (Audited)

NOTE 4   SHARE CAPITAL

                  Share capital consists of:

                  Authorized:  50,000,000 shares, with a par value of (one-tenth of one cent) $.001 per share (US Funds).

As at June, 2000 there were 4,000,000 shares issued to officers and directors of the company as follows:

                                             No. of Shares        Price       Total  $
                                                                 /share
               David Whyte, President         2,000,000            .001        2,000
               Dennis Rohel, Secretary        2,000,000            .001        2,000
                                              ---------                    ---------
                                              4,000,000                        4,000

                  The remaining shares were issued as follows:

                                              No. of Shares    Total  $

               Art Beroff ...............       302,893            30
               Carol Beroff, in trust for
               David Beroff .............       101,369            10
               Carol Beroff, in trust for
               Ilana Beroff .............       101,369            10
               Elaine and Fred Beroff ...       101,369            10
               Alastair King ............       300,000            25
               Felicia Cartier ..........       200,000           200
               John Gardner .............       187,500        37,500
               David Coolidge ...........       187,500        37,500
               Kevin Malone .............       125,000        12,500
               Gavin Kirk ...............       125,000        25,000
               Victor Cardenas ..........        25,000            25
               Julia Karmanova ..........        92,000            92
               Yuri Asheshov ............        92,000            92
               Svetlana Solova ..........        36,000            36
               Bill Dobson ..............        25,000            25
                                              ---------     ---------
                                              2,002,000       113,055
                                              =========     =========

                                    SPEEDECLAIM.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2000

                                    (Audited)



NOTE 5   EXCHANGE RATE

During the period ending June 30, 2000, deferred costs were paid in Canadian funds. This amount has been converted to US currency as follows $1.46 Canadian funds equals $1.00 US funds or $.68 US funds equals $1.00 Canadian funds.


NOTE 6   SUBSEQUENT EVENTS

Also subsequent to the date of these financial statements, the company anticipates 3 or 4 private investors will subscribe to 300,000 common shares at a per share price of $1 on or before August 31, 2000.

                                AUDITOR'S REPORT




To the Shareholders of
SPEEDECLAIM.COM, INC.

I have audited the statement of financial position of Speedeclaim.com, Inc. as at June 30, 2000 and "Schedule A" - Deferred Costs for the period then ended. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the company as at June 30, 2000 and the deferred costs for the period then ended in accordance with generally accepted accounting principles.



Vancouver, B.C.                                     Maude & Associates
August 24, 2000                                     Certified General Accountant

                        CHANGES IN AND DISAGREEMENTS WITH
                            ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with the Company's accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL OPINION

The legality of the issuance of the securities offered pursuant to this Prospectus will be passed upon for us by Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016.

                                     EXPERTS

Our financial statements included in the Prospectus, to the extent and for the period indicated in their report with respect thereto, have been audited by Maude & Associates, independent certified public accountants, as stated in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                    HOW YOU CAN GET MORE INFORMATION ABOUT US

We do not presently file reports or other information with the SEC. However, following completion of the minimum offering, we will distribute to stockholders at fiscal year end on each December 31st, annual reports containing financial statements that have been audited and reported upon, with an opinion expressed by an independent public accountant and other information as may be required by law. In this regard, upon the completion of the minimum offering herein, we will be subject to the informational requirements of the Securities Exchange Act and are required to file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we will file will be available for inspection and copying (for a specified fee) at the SEC's public reference room located at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and the public reference facilities in the SEC's Northeast Regional Office, 7 World Trade Center, New York, New York 10048; and its Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 2400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the SEC's Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for more information on the operation of its Public reference Rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web Site can be accessed at http://www.sec.gov.

                                 SPEEDECLAIM.COM
                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

                  The Company is incorporated under the laws of the State of Nevada. As authorized by Section 78.751 of the Nevada General Corporation law, the Company may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suitor proceedings, whether civil, criminal administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the Company. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

                  Under Nevada Law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies. The Eighth Article of the Articles of Incorporation, as amended, provides that no director, or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes, (iii) any breach of the director's or officer's duty of loyalty to the Company or its stockholders, or (iv) for any transaction from which the director derived any improper personal benefit.

Item 25. Other Expenses of Issuance and Distribution

                  The expenses to be paid by the Registrant in connection with the issuance and distribution of the securities being registered, under both the minimum and maximum offerings, are estimated to be as follows:

                                      SEC Registration Fee                      $   555.00
                  Printing and Engraving Expenses                               $   500.00
                  Accounting Fees and Expenses                                  $ 5,000.00
                  Legal Fees ($25,000) and Expenses                             $30,000.00
                  Blue Sky Expenses, and other Fees
                  Registrar and Warrant and Transfer                            $ 2,500.00
                  Agent Fees                                                    $ 2,500.00
                  Miscellaneous                                                 $ 5,000.00

                  Total                                                         $51,055.00


Item 26. Recent Sales of Unregistered Securities

                  During the past three years, the Registrant sold securities which were not registered under the Securities Act, as follows:


                                                    Date            Number of Shares
                  Shareholders                   of Issuance        of Common Stock          Consideration
                  ------------                   -----------        ---------------          -------------
                  David Whyte                                                  2,000,000              $ 2,000
                  Dennis Rohel                                                 2,000,000              $ 2,000
                  Art Beroff                                                     302,893               $   30
                  Alastair King                                                  300,000               $   25
                  Felicia Cartier                                                195,000               $  200
                  John Gardner                                                   187,500              $37,500
                  David Coolidge                                                 187,500              $37,500
                  Kevin Malone                                                   125,000              $12,500
                  Gavin Kirk                                                     125,000              $25,000
                  Victor Cardenas                                                 25,000               $   25
                  Carol Beroff in trust for                                      101,369               $   10
                  Carol Beroff, in trust for                                     101,369               $   10
                  Elaine and Fred Beroff                                         101,369               $   10
                  Julia Karmanova                                                 92,000               $   92
                  Yuri Asheshov                                                   92,000               $   92
                        Svetlana Solova                                           36,000               $   36
                  Bill Dobson                                                     25,000               $   25
                  Sandra Whyte                                                     5,000              $ 5,000

                  The foregoing transactions are exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof as constituting private transactions not involving a public offering. A restricted legend has been placed on all shares issued in these transactions and the registrant's transfer agent will be given the appropriate stop transfer instructions. The offers and sales should not be integrated with the public offering herein since such sales and those sales to be made to the public (a) are not part of a single plan of financing; (b) have not and will not be made at or about the same time; and (c) have not and will not be made for the same general purpose. Furthermore, said sales should not be integrated in reliance upon the safe harbor interpretation of Rule 152 under which it is the view of the staff of the U.S. Securities and Exchange Commission that the filing of a registration statement following an offering otherwise exempt under Section 4(2) does not vitiate the exemption under that Section.

Item 27. Exhibits

                  Exhibit No. Description

                  3.1      Amendment to the Certificate of Incorporation of Registrant.
                  3.2      By-Laws of Registrant.
                  4.1      Specimen Common Stock Certificate.
                  4.2      Specimen of Class A redeemable common stock purchase Warrant.
                  4.3      Specimen of Class B redeemable common stock purchase Warrant.
                  4.4      Form of Warrant Agreement with the Warrant Agent.
                  5.1.     Opinion of Herrick, Feinstein LLP.
                  10.1     Form of Escrow Agreement.
                  24.2     Consent of Maude & Associates.
                  24.3     Consent of Herrick, Feinstein LLP (included in Exhibit 5.1).
                  27.1     Financial Data Schedule.

Item 28. Undertakings

                  Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable.  In  the  event  that a  claim  for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
                  Registrant will, unless in the opinion of its Counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  The undersigned Registrant hereby undertakes:

                  (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                           (1) To  include  any prospectus  required by  Section
                  10(a)(3) of the Securities Act;

                           (2) To reflect in the  prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (3) To include any material  information with respect
                  to the plan of  distribution  not previously  disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement.

                  (B) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on the 29th day of August, 2000.

                                                     SPEEDECLAIM.COM, INC.

                                      By:      /s/ David Whyte
                                               ---------------------------
                                               Name:  David Whyte
                                               Title:    President

                                      By:      /s/ Alastair King
                                               ---------------------------
                                               Name:  Alastair King
                                               Title:    Chief Executive Officer

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Alastair King, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

         SPEEDECLAIM.COM, INC.

         By:      /s/ David Whyte                    August 31, 2000
                  -----------------------
                  David Whyte
                  President and Director

         By:      /s/ Alastair King                  August 31, 2000
                  -----------------------
                  Alastair King
                  Chief Executive Officer, Principal
                  Financial Officer and Controller,
                  and Director

                     UNANIMOUS WRITTEN CONSENT AND ACTION OF
                   THE STOCKHOLDERS AND BOARD OF DIRECTORS OF
                              SPEEDECLAIM.COM, INC.

                              * * * * * * * * * * *

         The undersigned, constituting all of the stockholders and directors of Speedeclaim.com, Inc., a Nevada corporation (the "Corporation"), pursuant to the General Corporation Law of the State of Nevada, hereby unanimously consent to the adoption of the following resolutions:

Approval of the 2000 Stock Option Plan and Granting of Options.
--------------------------------------------------------------

         WHEREAS, the directors and stockholders of the Corporation deem it to be in the best interests of the Corporation to adopt the 2000 Stock Option Plan and to grant the options as more fully described below.

NOW, THEREFORE, IT IS HEREBY:

                  RESOLVED, the 2000 Stock Option Plan (the "Stock Option Plan") of the Corporation described in document attached hereto as Exhibit A providing, inter alia, for the Corporation in its discretion to grant options to purchase shares of the Corporation's common stock be, and the same hereby is, approved and adopted in all respects; and it is further

                  RESOLVED, that, the Corporation shall reserve and set aside from its authorized but unissued shares of its common stock 1,000,000 shares of its common stock deliverable upon proper exercise of the options granted under the Stock Option Plan, such reservation to continue so long as and to the extent required to satisfy the rights of the holders (or future holders) of options issued to issuable under the Stock Option Plan;


         WHEREAS, the Directors of the Corporation have consulted with the independent certified public accountants of the Corporation who have evaluated the business and affairs of the Corporation and conducted other analysis which were necessary or desirable to determine the fair market value of the shares of common stock for the purposes of establishing an exercise price for options granted under the Stock Option Plan on the date hereof pursuant to these resolutions.

NOW, THEREFORE, IT IS HEREBY:

                  RESOLVED, that the fair market value exercise price of $1.00 per share shall be utilized as exercise price of options granted pursuant to the Stock Option Plan on the date hereof pursuant to these resolutions; and it is further

                  RESOLVED, that, under the terms and conditions of the Stock Option Plan, the Corporation hereby grants to each of David Whyte, Alastair King and Dennis Rohel 250,000 options pursuant to the Stock Option Plan, each such option granting the holder thereof to purchase one (1) share of the Corporation's common stock at the price and on the other terms and conditions set forth herein and consistent with the terms of the Stock Option Plan; and it is further

                  RESOLVED, that the proper officers of the Corporation execute and deliver to the Optionees each an option agreement regarding the grant of such options under the Stock Option Plan, the execution and delivery of such option agreement by any proper officer of the Corporation being conclusive evidence of such approval.

Employment Agreement of Alastair King, David Whyte and Dennis Rohel.
-------------------------------------------------------------------

         WHEREAS, the Corporation intends to enter into an employment agreement (the "King Employment Agreement") by and between the Corporation and Alastair King attached hereto as Exhibit B pursuant to which Alastair King shall serve as Chief Executive Officer, Principal Financial Officer and Controller of the Corporation and receive a salary of $150,000 and a grant of stock options as set forth above.

         WHEREAS, the Corporation intends to enter into an employment agreement (the "Whyte Employment Agreement") by and between the Corporation and David Whyte attached hereto as Exhibit B-1 pursuant to which David Whyte shall serve as President of the Corporation and receive a salary of $150,000 and a grant of stock options as set forth above; and

         WHEREAS, the Corporation intends to enter into an employment agreement (the "Rohel Employment Agreement") by and between the Corporation and Dennis Rohel attached hereto as Exhibit B-2 pursuant to which Dennis Rohel shall serve as Chief Knowledge Officer and Secretary of the Corporation and receive a salary of $150,000 and a grant of stock options as set forth above.

NOW, THEREFORE, IT IS HEREBY:

                  RESOLVED, that Alastair King is hereby appointed to serve as the Chief Executive Officer, Principal Financial Officer and Controller at the discretion of the Board of Directors and to have such duties, responsibilities and obligations customarily assigned to individuals serving in such position and such other duties, responsibilities and obligations as the Chief Executive Officer, Principal Financial Officer and Controller or the Board of Directors shall from time to time specify, and to hold such office until his successor shall have been duly elected or appointed and qualified; and it is further

                  RESOLVED, that Alastair King, in his capacity as the Chief Executive Officer, Principal Financial Officer and Controller shall have the authority to enter into contracts and agreements on behalf of the Corporation in the ordinary course of business; and it is further

                  RESOLVED, that David Whyte is hereby appointed to serve as the President at the discretion of the Board of Directors and to have such duties, responsibilities and obligations customarily assigned to individuals serving in such position and such other duties, responsibilities and obligations as the President or the Board of Directors shall from time to time specify, and to hold such office until his successor shall have been duly elected or appointed and qualified; and it is further

                  RESOLVED, that David Whyte, in his capacity as the President shall have the authority to enter into contracts and agreements on behalf of the Corporation in the ordinary course of business; and it is further

                  RESOLVED, that Dennis Rohel is hereby appointed to serve as the Chief Knowledge Officer and Secretary at the discretion of the
         Board of Directors and to have such duties, responsibilities and obligations customarily assigned to individuals serving in such position and such other duties, responsibilities and obligations as the Chief Knowledge Officer and Secretary or the Board of Directors shall from time to time specify, and to hold such office until his successor shall have been duly elected or appointed and qualified; and it is further

                  RESOLVED, that Dennis Rohel, in his capacity as the Chief Knowledge Officer and Secretary shall have the authority to enter into contracts and agreements on behalf of the Corporation in the ordinary course of business; and it is further

                  RESOLVED, that the Corporation agrees to be bound by the terms and conditions of the King Employment Agreement, the Whyte Employment Agreement and the Rohel Employment Agreement.

Registration Statement.
----------------------

         WHEREAS, the Corporation desires to sell to the public up to 100,000 units each consisting of one (1) share of the Corporation's common stock, $.001 par value per share, one (1) Class A redeemable purchase warrant, and one (1) Class B redeemable purchase warrant (each, a "Unit") pursuant to an offering to be registered under the Securities Act of 1933, as amended (the "Act").

NOW, THEREFORE, IT IS HEREBY:

                  RESOLVED, that the officers of the Corporation be, and each of them hereby is authorized, empowered and directed in the name and on behalf of the Corporation, to prepare, execute and file, or cause to be prepared and filed, with the Securities and Exchange Commission (the "SEC") (i) a registration statement on Form SB-2 (the "Registration Statement") under the Act, in one or more amendments (including, without limitation, post-effective amendments) to the Registration Statement under the Securities Act of 1933 for the registration of the Units and underlying securities; (ii) one or more supplements to the prospectus contained in the Registration Statement; and (iii) all certificates, letters, instruments, applications and any other documents which may be required to be filed with the SEC under the Act with respect to the registered offering of the Units and the underlying securities; and it is further

                  RESOLVED, that David Lubin, Esq. be, and hereby is, designated and appointed as an agent for service of the Corporation in all matters relating to the Registration Statement under the Act; and it is further

                  RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Corporation to take any and all action which any of them deem necessary or advisable in order to affect the registration or qualification of the Units under the securities laws of the states and other jurisdictions of the United States of America, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, covenants, resolutions and other papers and instruments required under such laws, and to take any and all further action which may be deemed necessary or advisable in order to maintain any such registration or qualification; and it is further

                  RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and file irrevocable written consents on the part of the Corporation to be sued in such states and other jurisdictions of the United States of America wherein such consents to service of process may be required under the securities laws thereof in connection with the registration or qualification of the securities and to appoint the appropriate state official agent of the Corporation for the purposes of receiving and accepting process; and it is further

                  RESOLVED, that Securities Transfer Corporation in Dallas, Texas be, and it hereby is, appointed to act as the transfer agent, escrow agent, warrant agent and registrar for the Common Stock; and it is further

                  RESOLVED, that all actions heretofore taken by the officers, directors, employees, agents and attorneys for the Corporation in connection with (i) the registration of the Common Stock under the Act;
         (ii) the registration or qualification of the Units and underlying securities under the securities laws of the states and other jurisdictions of the United States of America be, and they hereby are, ratified, approved and confirmed.

Adoption of the By-Laws of the Corporation.
------------------------------------------

         WHEREAS, the by-laws of the Corporation in the form annexed hereto as Exhibit C (the "By-laws") shall be adopted.

NOW, THEREFORE IT IS HEREBY:

                  RESOLVED, that the form, terms and provisions of the By-laws in the form annexed hereto as Exhibit C is hereby ratified, approved and adopted in all respects as the By-laws of the Corporation.

Issuance of Shares.
------------------

         WHEREAS, the Corporation has determined to issue shares of common stock $0.001 par value per share (the "Common Stock") to the individuals set forth on Exhibit D attached hereto.

NOW, THEREFORE, IT IS HEREBY:

                  RESOLVED, that the Corporation accepts the offer of those individuals set forth on Exhibit D to purchase an aggregate of 2,007,000 shares of the Common Stock of the Corporation at the cash price indicated opposite their respective names on Exhibit D; and it is further

                  RESOLVED, that the Corporation issue and deliver in the aggregate 2,007,000 shares of its authorized but unissued Common Stock to those individuals set forth on Exhibit D in accordance with the terms of the offer referred to above against receipt of the consideration for such shares referred to in such offer; that such shares, when so issued and delivered in accordance with such offer and after receipt of the consideration therefor, shall be fully paid and non-assessable; and it is further

                  RESOLVED, that the officers of the Corporation, and each of them acting without the others, are hereby authorized and directed to take all such further action to prepare, execute and deliver, or approve or authorize, as the case may be, the preparation, execution and delivery of, all such further agreements, instruments and documents, in the name of and on behalf of the Corporation and under its corporate seal or otherwise, and to pay all expenses, fees and taxes, as in their judgment shall be necessary, proper or advisable in order to fully carry out the intent and accomplish the purposes of the foregoing resolutions, and each of them.

         This Unanimous Written Consent and Action may be executed in any number of counterparts each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


         IN WITNESS WHEREOF, this Unanimous Written Consent and Action shall be effective as of the 28th day of August, 2000.


DIRECTORS:                                                    STOCKHOLDERS:
---------                                                     -------------

/s/ David Whyte                                               /s/ David Whyte
--------------                                                --------------
DAVID WHYTE                                                   DAVID WHYTE

/s/ Alastair King                                             /s/ Dennis Rohel
--------------                                                --------------
ALASTAIR KING                                                 DENNIS ROHEL

                                    EXHIBIT A

                                STOCK OPTION PLAN

                                    EXHIBIT B

                            KING EMPLOYMENT AGREEMENT

                                   EXHIBIT B-1

                           WHYTE EMPLOYMENT AGREEMENT

                                   EXHIBIT B-2

                           ROHEL EMPLOYMENT AGREEMENT

                                    EXHIBIT C

                                     BY-LAWS

                                    EXHIBIT D

                               ISSUANCE OF SHARES




                                     Date       Number of Shares
Shareholders                      of Issuance   of Common Stock   Consideration
------------                      -----------   ---------------   -------------

Art Beroff                                      302,893           $    30
Carol Beroff, in trust for
David Beroff                                    101,369           $    10
Carol Beroff, in trust for
Ilana Beroff                                    101,369           $    10
Elaine and Fred Beroff                          101,369           $    10
Alastair King                                   300,000           $    25
Felicia Cartier                                 200,000           $   200
John Gardner                                    187,500           $37,500
David Coolidge                                  187,500           $37,500
Kevin Malone                                    125,000           $12,500
Gavin Kirk                                      125,000           $25,000
Victor Cardenas                                  25,000           $    25
Julia Karmanova                                  92,000           $    92
Yuri Asheshov                                    92,000           $    92
Svetlana Solova                                  36,000           $    36
Bill Dobson                                      25,000           $    25
Sandra Whyte                                      5,000           $ 5,000